EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
PPLUS TRUST SERIES CSF-1

DISTRIBUTION DATE
JULY 15, 2008
CUSIP NUMBER 73941X833
CUSIP NUMBER 73941X825

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Credit Suisse (USA), Inc. 7.125% Notes due 2032 (the “Underlying Securities”):

Interest:	$1,068,750.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$ 0.00
Paid by the Depositor:	$1,000.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$937,500.00
Principal:	$ 0.00

Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$131,250.00
Principal:	$ 0.00

Unpaid Interest Accrued:	$ 0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

Principal Amount:	$30,000,000
Interest Rate:	7.125%
Rating:
Moody’s Investor Service	Aa1
Standard & Poor’s Rating Service	AA-

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$ 30,000,000
Reduction:	(0)

Principal Balance 07/15/08:	$ 30,000,000

Class B: ($25 Notional Amount)
Initial Principal Balance:	$ 30,000,000
Reduction:	(0)

Principal Balance 07/15/08:	$ 30,000,000